As filed with the Securities and Exchange Commission on July 24, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INCANNEX HEALTHCARE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	93-2403210
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Suite 105, 8 Century Circuit Norwest,
NSW 2153 Australia

+61 409 840 786

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Joel Latham

President and Chief Executive Officer

Incannex Healthcare Inc.

Suite 105, 8 Century Circuit Norwest,

NSW 2153 Australia

+61 409 840 786

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott M. Stanton, Esq.

Melanie Ruthrauff Levy, Esq.

Jason Miller, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

San Diego, CA 92130

Tel: (858) 314-1500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-283028

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Incannex Healthcare Inc. (the “Registrant”), is filing this Registration Statement on Form S-3 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-3 (File No. 333-283028) (the “Prior Registration Statement”), which the Registrant filed with the Commission on November 6, 2024 and which the Commission declared effective on November 22, 2024.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate amount of securities registered for issuance by the Registrant by a proposed additional aggregate offering price of $13,469,250. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinions and consents are listed on an Exhibit Index below and filed herewith or incorporated by reference herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

The following documents are filed as part of this registration statement on Form S-3:

Exhibit No.	Description
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovksy and Popeo, P.C.
23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovksy and Popeo, P.C. (included in Exhibit 5.1 to this Registration Statement).
23.2	Consent of Grant Thornton, independent registered public accounting firm of Incannex Healthcare Inc.
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Prior Registration Statement).
107	Filing Fee Table.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Melbourne, Australia, on July 24, 2025.

INCANNEX HEALTHCARE INC.

By:	/s/ Joel Latham
Name:	Joel Latham
Title:	Chief Executive Officer, President and Director (principal executive officer)

By:	/s/ Joseph Swan
Name:	Joseph Swan
Title:	Chief Financial Officer (principal financial officer and accounting officer)

Name	Title	Date

/s/ Joel Latham	Chief Executive Officer, President and Director (principal executive officer)	July 24, 2025
Joel Latham

/s/ Joseph Swan	Chief Financial Officer	July 24, 2025
Joseph Swan	(principal financial officer and accounting officer)

/s/ Troy Valentine	Director	July 24, 2025
Troy Valentine

/s/ Peter Widdows	Director	July 24, 2025
Peter Widdows

/s/ George Anastassov	Director	July 24, 2025
George Anastassov

/s/ Robert Clark	Director	July 24, 2025
Robert Clark

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